UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2020

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI 53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On January 28, 2020, the Board of Directors of Exact Sciences Corporation (the “Company”) approved the Company’s Fourth Amended and Restated By-Laws (the “Fourth Amended and Restated By-Laws”), effective immediately. The Fourth Amended and Restated By-Laws amend and restate in their entirety the Company’s by-laws to, among other things:

•	amend Article 1, Section 1 to explicitly allow for meetings of the stockholders to be held solely by means of remote communication in the manner authorized by the General Corporate Law of the State of Delaware, as determined by the Company’s Board of Directors (the “Board”);

•	amend Article 1, Sections 6 and 7 to clarify adjournment procedures for meetings of the stockholders of the Company, including the authority of the chairman of the meeting to adjourn stockholder meetings, the requirement that the Board give notice of an adjourned meeting to stockholders if such adjournment is for more than thirty (30) days, and the authority of the Board to postpone, reschedule or cancel previously scheduled stockholder meetings;

•	amend Article 1, Section 10 to describe certain information, statements and representations a stockholder proposing to nominate a person for election or reelection as a director must provide in its notice with respect to such director nominee and, in the case of any proposal of business to be considered at a stockholders meeting, with respect to such proposing stockholder;

•	amend Article 1, Section 10 to make certain changes to the dates by which stockholder notices (or supplements thereto) of proposals to be brought before an annual meeting must be received by the Company to be considered timely;

•	amend Article 1, Section 11 to eliminate the proviso requiring a different voting threshold for stockholder amendments to the Article 1, Section 11 than the general voting threshold for stockholder amendments to the Fourth Amended and Restated By-Laws set forth in Article 6, Section 2;

•	include a new Article 2, Section 21, which requires director nominees, at the request of the Company, to provide completed and signed questionnaires and allows the Company to request additional information from such nominees in order to establish independence under applicable rules and standards;

•	amend Article 7, Section 1, to add a provision that provides that, if any action the subject matter of which is within the scope of the forum selection provisions of the Company’s Amended and Restated By-Laws is filed in a court other than within the state of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum selection provision and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder; and

•	make other technical amendments, including to conform to the Company’s certificate of incorporation and developments in Delaware law.

The foregoing summary is subject to, and qualified in its entirety by, the full text of the Fourth Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description

3.1	Fourth Amended and Restated By-Laws of Exact Sciences Corporation, dated January 28, 2020
104	Cover Page lnteractive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: January 31, 2020	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer

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